Exhibit 99.1

Novume Solutions, Inc. Announces Pricing of $3.3 Million Public Offering

CHANTILLY, VA/ ACCESSWIRE / October 29, 2018 / Novume Solutions, Inc. (NASDAQ: NVMM) (the “Company”), a holding company that integrates technology and human capital to solve client challenges in today’s complex world, today announced the pricing of an underwritten public offering of 4,125,000 shares of common stock at a public offering price of $0.80 per share. The estimated gross proceeds to the Company are expected to be approximately $3,300,000 prior to deducting underwriting discounts, commissions and other estimated offering expenses. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The Company has granted the underwriters a 45-day option to purchase up to 618,750 additional shares of common stock to cover over-allotments, if any. The offering is expected to close on Thursday, November 1, 2018, subject to satisfaction of customary closing conditions.

ThinkEquity, a division of Fordham Financial Management, Inc., and The Benchmark Company, LLC are acting as joint book-running managers for the offering.

The underlying shares of common stock are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-224423), that was previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on April 30, 2018. A preliminary prospectus supplement was filed with the SEC and a final prospectus supplement and related prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained, when available, by contacting ThinkEquity, 17 State Street, 22nd Floor, New York, NY 10004, telephone (646) 968-9355, email: prospectus@think-equity.com, or The Benchmark Company, LLC, Attn: Prospectus Department, 150 E 58th Street, 17th floor, New York, NY 10155, 212-312-6700, Email: prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Novume Solutions, Inc. (www.novume.com)

Novume provides products and services to both government and private sector clients, with an emphasis on public safety, risk management and workforce solutions. We are a holding company that integrates technology and human capital to solve complex client challenges in today's world. We provide Solutions for a New Generation. For more information, please visit novume.com, or connect with us on Twitter, LinkedIn, or Facebook.

Forward-Looking Statements

This press release includes statements concerning Novume Solutions, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Contact:

Riaz Latifullah
info@novume.com

Source: Novume Solutions, Inc.